Exhibit 99.1

UWM Holdings Corporation Announces
Fourth Quarter & Full Year 2023 Results

Fourth Quarter Loan Origination Volume of $24.4 Billion, Including Purchase Volume of $20.7 Billion.
PONTIAC, MI, February 28, 2024 - UWM Holdings Corporation (NYSE: UWMC) (the "Company"), the publicly traded indirect parent of United Wholesale Mortgage (“UWM”), today announced its results for the fourth quarter and full year ended December 31, 2023. Total loan origination volume for the fourth quarter 2023 was $24.4 billion, of which $20.7 billion was purchase volume. Total loan originations for full year 2023 were $108.3 billion, of which $93.9 billion was purchase volume. The Company reported 4Q23 net loss of $461.0 million, inclusive of a $634.4 million decline in fair value of MSRs, and diluted loss per share of $0.29. The Company reported full year 2023 loss of $69.8 million, inclusive of a $854.1 million decline in fair value of MSRs, and diluted loss per share of $0.14.

Mat Ishbia, Chairman and CEO of UWMC, said, "2023 was one of the best years in our company history. We were the number one mortgage originator in America, number one in purchase origination again, and, nine years running, the number one wholesale lender. We continue to be operationally profitable, the true measure of a mortgage originator's health, while our financial loss was driven by the MSR markdown which is a result of interest rate movements. Our recipe for success has not and will not change and we are currently doubling down on investing in our people, our products and our technology so that we can continue to provide the broker channel with the tools needed to win. I believe that 2024 is a tremendous opportunity for both UWM and the broker channel."

Fourth Quarter 2023 Highlights
•Originations of $24.4 billion in 4Q23, compared to $29.7 billion in 3Q23 and $25.1 billion in 4Q22
•Purchase originations of $20.7 billion in 4Q23, compared to $25.9 billion in 3Q23 and $21.7 billion in 4Q22
•Total gain margin of 92 bps in 4Q23 compared to 97 bps in 3Q23 and 51 bps in 4Q22
•Net loss of $461.0 million in 4Q23 compared to net income of $301.0 million in 3Q23 and net loss of $62.5 million 4Q22
•Adjusted EBITDA of $99.6 million in 4Q23 compared to $112.1 million in 3Q23 and $60.4 million in 4Q22
•Total equity of $2.5 billion at December 31, 2023, compared to $3.1 billion at September 30, 2023, and $3.2 billion at December 31, 2022
•Unpaid principal balance of MSRs of $299.5 billion with a WAC of 4.43% at December 31, 2023, compared to $281.4 billion with a WAC of 4.20% at September 30, 2023, and $312.5 billion with a WAC of 3.64% at December 31, 2022
•Ended 4Q23 with approximately $2.2 billion of available liquidity, including $497.5 million of cash, and $1.75 billion of available borrowing capacity, which includes $1.25 billion under lines of credit secured by agency and Ginnie Mae MSRs, and $500 million under an unsecured line of credit

Full Year 2023 Highlights
•    Originations of $108.3 billion in 2023, compared to $127.3 billion in 2022
•    Record purchase originations of $93.9 billion in 2023, compared to $90.8 billion in 2022
•    Net loss of $69.8 million in 2023, as compared to $931.9 million of net income in 2022
•    Total gain margin of 92 bps in 2023 compared to 77 bps in 2022

Production and Income Statement Highlights (dollars in thousands, except per share amounts)

	Q4 2023	Q3 2023	Q4 2022	FY 2023	FY 2022
Loan origination volume(1)	$24,372,436	$29,721,633	$25,126,844	$108,275,883	$127,285,461
Total gain margin(1)(2)	0.92%	0.97%	0.51%	0.92%	0.77%
Net income (loss)	$(460,956)	$300,993	$(62,484)	$(69,782)	$931,858
Diluted earnings (loss) per share	(0.29)	0.15	(0.03)	(0.14)	0.45
Adjusted diluted earnings (loss) per share(3)	(0.23)	N/A	N/A	(0.04)	0.45
Adjusted net income (loss)(3)	(361,002)	234,713	(53,308)	(57,142)	719,415
Adjusted EBITDA(3)	99,566	112,062	60,393	478,270	282,402

(1)Key operational metric (see discussion below).
(2)Represents total loan production income divided by loan origination volume.
(3)Non-GAAP metric (see discussion and reconciliations below).
Balance Sheet Highlights as of Period-end (dollars in thousands)

	Q4 2023	Q3 2023	Q4 2022
Cash and cash equivalents	$497,468	$729,616	$704,898
Mortgage loans at fair value	5,449,884	5,560,039	7,134,960
Mortgage servicing rights	4,026,136	4,352,219	4,453,261
Total assets	11,871,854	12,204,137	13,600,625
Non-funding debt (1)	2,862,759	2,617,903	2,880,178
Total equity	2,474,671	3,092,111	3,171,693
Non-funding debt to equity (1)	1.16	0.85	0.91

 (1) Non-GAAP metric (see discussion and reconciliations below).

Mortgage Servicing Rights (dollars in thousands)

	Q4 2023	Q3 2023	Q4 2022
Unpaid principal balance	$299,456,189	$281,373,662	$312,454,025
Weighted average interest rate	4.43%	4.20%	3.64%
Weighted average age (months)	21	20	16
Fourth Quarter Technology and Loan Product Launches
•Launched Memory Maker, UWM’s tool for independent mortgage brokers to send their choice of thank you items to borrowers and real estate agents, leaving a lasting impression long after a loan is closed
•Enhanced PA+, now allowing independent mortgage brokers and their processors more flexibility in choosing which parts of the loan process they would like a UWM Loan Coordinator to facilitate
•Enhancements to Investor Flex, UWM’s Debt Service Coverage Ratio (“DSCR”) product now allows borrowers to close in a Limited Liability Company (LLC), giving borrowers an additional option to separate their personal properties and investment properties

Fourth Quarter Operational Highlights
•Achieved Net Promoter Score of +86.5 in 4Q23.
•Our 1.15% 60+ days delinquency as of December 31, 2023, was significantly better than the industry average of 1.78% (Source: Mortgage Bankers Association, as of Q4 2023).

Product and Investor Mix - Unpaid Principal Balance of Originations (dollars in thousands)

Purchase:	Q4 2023	Q3 2023	Q4 2022	FY 2023	FY 2022
Conventional	$12,033,818	$16,237,031	$15,030,972	$58,833,673	$62,274,030
Government	6,805,530	8,031,062	6,135,366	29,640,141	23,773,422
Jumbo and other (1)	1,842,108	1,624,824	484,098	5,381,530	4,782,879
Total Purchase	$20,681,456	$25,892,917	$21,650,436	$93,855,344	$90,830,331

Refinance:	Q4 2023	Q3 2023	Q4 2022	FY 2023	FY 2022
Conventional	$1,386,645	$1,736,055	$2,254,680	$7,082,401	$27,059,252
Government	1,389,884	1,528,848	1,005,048	5,189,598	7,834,636
Jumbo and other (1)	914,451	563,813	216,680	2,148,540	1,561,242
Total Refinance	$3,690,980	$3,828,716	$3,476,408	$14,420,539	$36,455,130
Total Originations	$24,372,436	$29,721,633	$25,126,844	$108,275,883	$127,285,461

(1) Comprised of non-agency jumbo products and non-qualified mortgage products, including home equity lines of credit ("HELOCs") (which in many instances are second liens) and construction loans.

First Quarter 2024 Outlook
We anticipate first quarter production to be in the $22 to $28 billion range, with gain margin from 80 to 105 basis points.
Dividend
Subsequent to December 31, 2023, for the thirteenth consecutive quarter, the Company's Board of Directors declared a cash dividend of $0.10 per share on the outstanding shares of Class A common stock. The dividend is payable on April 11, 2024, to stockholders of record at the close of business on March 20, 2024. Additionally, the Board approved a proportional distribution to SFS Corp., which is payable on or about April 11, 2024.
Earnings Conference Call Details
As previously announced, the Company will hold a conference call for financial analysts and investors on Wednesday, February 28, 2024 at 10:30 AM ET to review the results and answer questions. Interested parties may register for a toll-free dial-in number by visiting:

https://registrations.events/direct/Q4I3794250
Please dial in at least 15 minutes in advance to ensure a timely connection to the call. Audio webcast, taped replay and a transcript will be available on the Company's investor relations website at https://investors.uwm.com/.
Key Operational Metrics
“Loan origination volume” and “Total gain margin” are key operational metrics that the Company's management uses to evaluate the performance of the business. “Loan origination volume” is the aggregate principal of the residential mortgage loans originated by the Company during a period. “Total gain margin” represents total loan production income divided by loan origination volume for the applicable periods.
Non-GAAP Metrics
The Company's net income does not reflect the income tax provision that would otherwise be reflected if 100% of the economic interest in UWM was owned by the Company. Therefore, for comparison purposes, the Company provides “Adjusted net income (loss),” which is our pre-tax income (loss) together with an adjusted income tax provision (benefit), which is calculated as the provision for income taxes plus the tax effects of net income attributable to non-controlling interest determined using a blended statutory effective tax rate. “Adjusted net income (loss)” is a non-GAAP metric. "Adjusted diluted EPS" is defined as "Adjusted net income (loss)" divided by the weighted average number of shares of Class A common stock outstanding for the applicable period, assuming the exchange and conversion of all outstanding Class D common stock for Class A common stock, and is calculated and presented for periods in which the assumed exchange and conversion of Class D common stock to Class A common stock is anti-dilutive to EPS.
We also disclose Adjusted EBITDA, which we define as earnings (loss) before interest expense on non-funding debt, provision for income taxes, depreciation and amortization, stock-based compensation expense, the change in fair value of MSRs due to valuation inputs or assumptions, the impact of non-cash deferred compensation expense, the change in fair value of the Public and Private Warrants, the change in Tax Receivable Agreement liability and the change in fair value of retained investment securities. We exclude the change in Tax Receivable Agreement liability, the change in fair value of the Public and Private

Warrants, the change in fair value of retained investment securities, and the change in fair value of MSRs due to valuation inputs or assumptions, as these represent non-cash, non-realized adjustments to our earnings, which is not indicative of our performance or results of operations. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of interest expense, as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

In addition, we disclose “Non-funding debt” and the “Non-funding debt to equity ratio” as a non-GAAP metric. We define “Non-funding debt” as the total of the Company's senior notes, lines of credit, borrowings against investment securities, equipment note payable, and finance leases and the “Non-funding debt-to-equity ratio” as total non-funding debt divided by the Company’s total equity.

Management believes that these non-GAAP metrics provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.

The following tables set forth the reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated in accordance with GAAP (dollars in thousands, except per share amounts):

Adjusted net income (loss)	Q4 2023	Q3 2023	Q4 2022	FY 2023	FY 2022
Earnings (loss) before income taxes	$(468,408)	$301,727	$(69,258)	$(76,293)	$934,669
Adjusted income tax benefit (provision)	107,406	(67,014)	15,950	19,151	(215,254)
Adjusted net income (loss)	$(361,002)	$234,713	$(53,308)	$(57,142)	$719,415

Adjusted diluted EPS	Q4 2023	FY 2023	FY 2022
Diluted weighted average Class A common stock outstanding	93,654,269	93,245,373	92,475,170
Assumed pro forma conversion of Class D common stock (1)	1,502,069,787	1,502,069,787	1,502,069,787
Adjusted diluted weighted average shares outstanding (1)	1,595,724,056	1,595,315,160	1,594,544,957

Adjusted net income (loss)	$(361,002)	$(57,142)	$719,415
Adjusted diluted EPS	(0.23)	(0.04)	0.45

(1) Reflects the pro forma exchange and conversion of antidilutive Class D common stock to Class A common stock.

Adjusted EBITDA	Q4 2023	Q3 2023	Q4 2022	FY 2023	FY 2022
Net income (loss)	$(460,956)	$300,993	$(62,484)	$(69,782)	$931,858
Interest expense on non-funding debt	43,946	42,825	43,611	172,498	132,647
Provision (benefit) for income taxes	(7,452)	734	(6,774)	(6,511)	2,811
Depreciation and amortization	11,472	11,563	11,713	46,146	45,235
Stock-based compensation expense	3,961	3,822	2,055	13,832	7,545
Change in fair value of MSRs due to valuation inputs or assumptions	507,686	(236,044)	71,865	330,031	(868,803)
Deferred compensation, net	3,300	(11,755)	461	(7,938)	7,370
Change in fair value of Public and Private Warrants	4,808	(2,021)	54	6,060	(7,683)
Change in Tax Receivable Agreement liability	260	(3,000)	—	(1,575)	3,200
Change in fair value of investment securities	(7,459)	4,945	(108)	(4,491)	28,222
Adjusted EBITDA	$99,566	$112,062	$60,393	$478,270	$282,402

Non-funding debt and non-funding debt to equity	Q4 2023	Q3 2023	Q4 2022
Senior notes	$1,988,267	$1,987,284	$1,984,336
Secured lines of credit	750,000	500,000	750,000
Borrowings against investment securities	93,814	97,328	101,345
Equipment note payable	—	—	992
Finance lease liability	30,678	33,291	43,505
Total non-funding debt	$2,862,759	$2,617,903	$2,880,178
Total equity	$2,474,671	$3,092,111	$3,171,693
Non-funding debt to equity	1.16	0.85	0.91

Cautionary Note Regarding Forward-Looking Statements

This press release and our earnings call include forward-looking statements. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this press release and our earnings call include statements regarding: (1) our position amongst our competitors and ability to capture market share; (2) our investment in our people, products and technology and the benefits to our results; (3) our beliefs regarding opportunities in 2024 for our business and the broker channel; (4) our beliefs regarding operational profitability; (5) growth of the wholesale and broker channels, the impact of our strategies on such growth and the benefits to our business of such growth; (6) our growth and strategies to remain the leading mortgage lender, and the timing and drivers of that growth; (7) the benefits and liquidity of our MSR portfolio; (8) our beliefs related to the amount and timing of our dividend; (9) our expectations for future market environments, including interest rates, levels of refinance activity and the timing of such market changes; (10) our expectations related to production and margin in the first quarter of 2024; (11) the benefits of our business model, strategies and initiatives, and their impact on our results and the industry; (12) our performance in shifting market conditions and the comparison of such performance against our competitors; (13) our ability to produce results in future years at or above prior levels or expectations, and our strategies for producing such results; (14) our position and ability to capitalize on market opportunities and the impacts to our results; (15) our investments in technology and the impact to our operations, ability to scale and financial results and (16) our purchase production and product portfolio. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to materially differ from those stated or implied in the forward-looking statements, including; (i) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies that affect interest rates; (ii) UWM’s reliance on its warehouse and MSR facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (iii) UWM’s ability to sell loans in the secondary market; (iv) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (v) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (vi) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (vii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (viii) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (ix) UWM’s ability to continue to attract and retain its broker relationships; (x) UWM’s ability to implement technological innovation; (xi) the occurrence of a data breach or other failure of UWM’s cybersecurity or information security systems; (xii) the occurrence of data breaches or other cybersecurity failures at our third-party sub-servicers or other third-party vendors; (xiii) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xiv) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission including those under “Risk Factors” therein. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About UWM Holdings Corporation and United Wholesale Mortgage

Headquartered in Pontiac, Michigan, UWM Holdings Corporation (UWMC) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the nation’s largest home mortgage lender, despite exclusively originating mortgage loans through the wholesale channel. UWM has been the largest wholesale mortgage lender for nine consecutive years and is the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
BLAKE KOLO	NICOLE ROBERTS
InvestorRelations@uwm.com	Media@uwm.com

UWM HOLDINGS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	December 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$497,468	$704,898
Mortgage loans at fair value	5,449,884	7,134,960
Derivative assets	33,019	82,869
Investment securities at fair value, pledged	110,352	113,290
Accounts receivable, net	512,070	383,147
Mortgage servicing rights	4,026,136	4,453,261
Premises and equipment, net	146,417	152,477
Operating lease right-of-use asset, net (includes $97,596 and $102,322 with related parties)	99,125	104,181
Finance lease right-of-use asset (includes $24,802 and $26,867 with related parties)	29,111	42,218
Loans eligible for repurchase from Ginnie Mae	856,856	345,490
Other assets	111,416	83,834
Total assets	$11,871,854	$13,600,625
Liabilities and Equity
Warehouse lines of credit	$4,902,090	$6,443,992
Derivative liabilities	40,781	49,748
Secured line of credit	750,000	750,000
Borrowings against investment securities	93,814	101,345
Accounts payable, accrued expenses and other	469,101	439,719
Accrued distributions and dividends payable	159,572	159,465
Senior notes	1,988,267	1,984,336
Operating lease liability (includes $104,495 and $109,473 with related parties)	106,024	111,332
Finance lease liability (includes $26,260 and $27,857 with related parties)	30,678	43,505
Loans eligible for repurchase from Ginnie Mae	856,856	345,490
Total liabilities	9,397,183	10,428,932
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of December 31, 2023 or December 31, 2022	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 93,654,269 and 92,575,974 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	10	9
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of December 31, 2023 or December 31, 2022	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of December 31, 2023 or December 31, 2022	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,502,069,787 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	150	150
Additional paid-in capital	1,702	903
Retained earnings	110,690	142,500
Non-controlling interest	2,362,119	3,028,131
Total equity	2,474,671	3,171,693
Total liabilities and equity	$11,871,854	$13,600,625

UWM HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)

	For the three months ended			For the year ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue	(Unaudited)	(Unaudited)	(Unaudited)
Loan production income	$225,436	$288,930	$129,180	$1,000,547	$981,988
Loan servicing income	206,498	200,428	217,225	818,703	792,072
Change in fair value of mortgage servicing rights	(634,418)	92,909	(150,808)	(854,148)	284,104
Interest income	87,901	94,849	106,837	346,225	314,462
Total revenue, net	(114,583)	677,116	302,434	1,311,327	2,372,626
Expenses
Salaries, commissions and benefits	142,515	135,333	118,266	530,231	552,886
Direct loan production costs	27,977	36,184	17,396	104,262	90,369
Marketing, travel, and entertainment	25,600	20,117	22,976	84,515	74,168
Depreciation and amortization	11,472	11,563	11,713	46,146	45,235
General and administrative	38,209	44,904	49,668	170,423	179,549
Servicing costs	29,632	33,640	36,809	131,792	166,024
Interest expense	80,811	93,724	114,918	320,256	305,987
Other expense (income)	(2,391)	(76)	(54)	(5)	23,739
Total expenses	353,825	375,389	371,692	1,387,620	1,437,957
Earnings (loss) before income taxes	(468,408)	301,727	(69,258)	(76,293)	934,669
Provision (benefit) for income taxes	(7,452)	734	(6,774)	(6,511)	2,811
Net income (loss)	(460,956)	300,993	(62,484)	(69,782)	931,858
Net income (loss) attributable to non-controlling interest	(433,878)	282,762	(62,207)	(56,552)	890,143
Net income (loss) attributable to UWMC	$(27,078)	$18,231	$(277)	$(13,230)	$41,715

Earnings (loss) per share of Class A common stock:
Basic	$(0.29)	$0.20	$—	$(0.14)	$0.45
Diluted	$(0.29)	$0.15	$(0.03)	$(0.14)	$0.45
Weighted average shares outstanding:
Basic	93,654,269	93,290,736	92,575,549	93,245,373	92,475,170
Diluted	93,654,269	1,596,624,780	1,594,645,336	93,245,373	92,475,170

Addendum to Exhibit 99.1

This addendum includes the Company's Consolidated Balance Sheets as of December 31, 2023, and the preceding four quarters and Statements of Operations for the quarter ended December 31, 2023, and the preceding four quarters for purposes of providing historical quarterly trending information to investors.

CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Assets		(Unaudited)	(Unaudited)	(Unaudited)
Cash and cash equivalents	$497,468	$729,616	$634,576	$740,063	$704,898
Mortgage loans at fair value	5,449,884	5,560,039	6,269,924	4,800,259	7,134,960
Derivative assets	33,019	92,791	61,407	61,136	82,869
Investment securities at fair value, pledged	110,352	104,526	111,625	114,275	113,290
Accounts receivable, net	512,070	385,922	347,865	433,747	383,147
Mortgage servicing rights	4,026,136	4,352,219	4,224,207	3,974,870	4,453,261
Premises and equipment, net	146,417	146,509	149,515	152,428	152,477
Operating lease right-of-use asset, net	99,125	100,427	101,686	102,923	104,181
Finance lease right-of-use asset	29,111	31,803	34,947	38,320	42,218
Loans eligible for repurchase from Ginnie Mae	856,856	617,490	409,078	440,775	345,490
Other assets	111,416	82,795	81,089	88,920	83,834
Total assets	$11,871,854	$12,204,137	$12,425,919	$10,947,716	$13,600,625
Liabilities and Equity
Warehouse lines of credit	$4,902,090	$5,066,900	$5,732,791	$4,259,834	$6,443,992
Derivative liabilities	40,781	38,882	21,734	62,742	49,748
Secured line of credit	750,000	500,000	500,000	500,000	750,000
Borrowings against investment securities	93,814	97,328	100,901	101,345	101,345
Accounts payable, accrued expenses and other	469,101	503,890	423,407	416,818	439,719
Accrued distributions and dividends payable	159,572	159,572	159,518	159,517	159,465
Senior notes	1,988,267	1,987,284	1,986,301	1,985,319	1,984,336
Operating lease liability	106,024	107,389	108,711	110,012	111,332
Finance lease liability	30,678	33,291	36,356	36,812	43,505
Loans eligible for repurchase from Ginnie Mae	856,856	617,490	409,078	440,775	345,490
Total liabilities	9,397,183	9,112,026	9,478,797	8,073,174	10,428,932
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized; shares issued and outstanding - 93,654,269 as of December 31, 2023, 93,654,269 as of September 30, 2023, 93,114,878 as of June 30, 2023, 93,101,971 as of March 31, 2023 and 92,575,974 as of December 31, 2022	10	10	9	9	9
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,502,069,787 shares issued and outstanding as of each of the periods presented	150	150	150	150	150
Additional paid-in capital	1,702	1,484	1,267	1,036	903
Retained earnings	110,690	130,233	120,379	122,136	142,500
Non-controlling interest	2,362,119	2,960,234	2,825,317	2,751,211	3,028,131
Total equity	2,474,671	3,092,111	2,947,122	2,874,542	3,171,693
Total liabilities and equity	$11,871,854	$12,204,137	$12,425,919	$10,947,716	$13,600,625

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Revenue
Loan production income	$225,436	$288,930	$280,757	$205,424	$129,180
Loan servicing income	206,498	200,428	193,220	218,557	217,225
Change in fair value of mortgage servicing rights	(634,418)	92,909	24,648	(337,287)	(150,808)
Interest income	87,901	94,849	88,895	74,580	106,837
Total revenue, net	(114,583)	677,116	587,520	161,274	302,434
Expenses
Salaries, commissions and benefits	142,515	135,333	131,380	121,003	118,266
Direct loan production costs	27,977	36,184	23,618	16,483	17,396
Marketing, travel, and entertainment	25,600	20,117	21,588	17,210	22,976
Depreciation and amortization	11,472	11,563	11,441	11,670	11,713
General and administrative	38,209	44,904	52,691	34,619	49,668
Servicing costs	29,632	33,640	31,658	36,862	36,809
Interest expense	80,811	93,724	82,437	63,284	114,918
Other expense (income)	(2,391)	(76)	2,703	(241)	(54)
Total expenses	353,825	375,389	357,516	300,890	371,692
Earnings (loss) before income taxes	(468,408)	301,727	230,004	(139,616)	(69,258)
Provision (benefit) for income taxes	(7,452)	734	1,210	(1,003)	(6,774)
Net income (loss)	(460,956)	300,993	228,794	(138,613)	(62,484)
Net income (loss) attributable to non-controlling interest	(433,878)	282,762	221,236	(126,672)	(62,207)
Net income (loss) attributable to UWMC	$(27,078)	$18,231	$7,558	$(11,941)	$(277)

Earnings (loss) per share of Class A common stock:
Basic	$(0.29)	$0.20	$0.08	$(0.13)	$—
Diluted	$(0.29)	$0.15	$0.08	$(0.13)	$(0.03)
Weighted average shares outstanding:
Basic	93,654,269	93,290,736	93,107,133	92,920,794	92,575,549
Diluted	93,654,269	1,596,624,780	93,107,133	92,920,794	1,594,645,336